Exhibit 10.31

Amended and Restated Equity Interests Pledge Agreement

This Amended and Restated Equity Interests Pledge Agreement (hereinafter the “Agreement”) is entered into on the day of July 20, 2004 by and among the following parties:

Party A:	eLongNet Information Technology (Beijing) Co., Ltd.
Address:	10 Jiuxianqiao Road, Chaoyang District Beijing
Legal Representative:	Tang Yue

Party B:	Beijing eLong Information Technology Co., Ltd
Address:	Room 109, Jian Tower, No. 68 Xueyuannan Street, Haidian District Beijing
Legal Representative:	Tang Yue

Party C:	Beijing eLong Airline Services Co., Ltd.
Address:	202, B Xingke Mansion, 10 Jiuxianqiao Road, Chaoyang District, Beijing
Legal Representative:	Tang Yue

WHEREAS,

(1).    Party B owns 20% of the equity interest in General Chinese Reservation Network Ltd. (Hereinafter “GCH”). Party C owns 80% of the equity interest in General Chinese Reservation Network Ltd. GCH is a wholly domestic-owned company registered under the People’s Republic of PRC (Hereinafter “PRC”) laws and regulations;

(2).    Party A and GCH entered into “Technical Consulting and Services Agreement” (Hereinafter “Service Agreement”) on the date of November 25, 2003 and both parties amend and restate the Service Agreement in further on July 20, 2004, in which the Party A has the exclusive right to provide GCH with technical services related with hotel reservation business;

(3).    Party A and GCH sign a Trademark License Agreement (“Trademark License Agreement”) on July 20, 2004, Party A agrees that GCH shall use some trademarks in accordance with the agreement;

(4).    The three parties and GCH sign a Amended and Restated Business Operation Agreement (“Business Operation Agreement”) on July 20, 2004. According to the agreement, GCH agrees not to conduct any business probably taking great effect on the capital, debt or right of Party A, without the prior written consent of Party A;

(5).    In order to make sure that GCH performs the obligations of payment for the technical service and software license provided by Party A, and performs the obligations related with Party A in “Trademark License Agreement” and “Business Operation Agreement“, the three parties agree to amend and restate the Equity Interests Pledge Agreement in accordance with the declaration of the agreement, Party B and Party C are willing to pledge all of its equity interest in GCH to Party A.

Therefore Party A, Party B and Party C through mutual negotiations hereby enter into this Agreement based upon the following terms:

1.    Definitions and Interpretation

Unless otherwise provided in this Agreement, the following terms shall have the following meanings:

1.1    Pledge means the full content of Article 2 hereunder

1.2    Equity Interest means all equity interests in GCH legally held by Party B and Party C.

1.3    Rate of Pledge means the ratio between the value of the pledge under this Agreement and the exclusive technical consulting and service fees under the technical Service Agreement and the relevant supplement agreement.

1.4    Term of Pledge means the period provided for under Article 3.2 hereunder.

1.5    Service Agreement means the Exclusive Technical Consulting and Service Agreement entered into by and between GCH, of which Party B and Party C have equity interests, and Party A on the date of August 22, 2003 and the Supplementary Agreement of Exclusive Technical Consulting and Service Agreement entered into on the date of March 5, 2004, and the further amendment and restatement of the aforesaid agreement on the date of July 20, 2004.

1.6    Event of Default means any event in accordance with Article 7.1 hereunder.

1.7    Notice of Default means the notice of default issued by Party A in accordance with this Agreement.

2.    Assignments and Pledge

2.1    Party B and Party C agree to pledge all its equity interest in GCH to Party A. Pledge under this Agreement refers to the rights owned by Party A who shall be entitled to have priority in receiving payment by the evaluation or proceeds from the auction or sale of the equity interests pledged by Party B and Party C to Party A.

3.    Rate Of Pledge and Term Of Pledge

3.1    The Rate of Pledge

3.1.1    The rate of pledge shall be 100%

3.2    The Term of Pledge

3.2.1    This Agreement shall take effect as of the date when the equity interests under this Agreement are recorded in the Register of Shareholder of GCH and registered with the competent Administration for Industry and Commerce. The term of the Pledge is the same with the term of Service Agreement.

3.2.2    During the period, Party A shall be entitled to dispose the Pledge in accordance with this Agreement in the event that GCH fails to pay exclusive technical consulting and service fee or software license in accordance with the Service Agreement or fails to perform the obligations of “Trademark License Agreement” or “Business Operation Agreement“.

4.    Physical Possession Of Documents

4.1    During the term of Pledge under this Agreement, Party B and Party C should deliver the physical possession of the certificate of distribution and the name list of shareholder of GCH to Party A within one week as of the date of conclusion of this Agreement.

4.2    Party A shall be entitled to collect the dividends from the equity interests.

4.3    The pledge of in this Agreement shall be record in the shareholder’s register.

5.    Representation of Party B and Party C

5.1    Party B and Party C is the legal owner of the equity interests.

5.2    Party B and Party C does not pledge or encumber the equity interests to any other person except for Party A.

6.    Warranties and Guarantee of Party B and Party C

6.1    During the effective term of this Agreement, Party B and Party C covenants to Party A that Party B and Party C shall:

6.1.1    Not transfer or assign the equity interests, create or permit to create any pledges which may have an adverse effect on the rights or benefits of Party A without prior written consent from Party A; publication unless the two parties have agreed otherwise;

6.1.2    Comply with and implement laws and regulations with respect to the pledge of rights, present to Party A the notices, orders or suggestions with respect to the Pledge issued or made by the competent authority within five days upon receiving such notices, orders or suggestions and comply with such notices, orders or suggestions, or object to the foregoing matters at the reasonable request of Party A or with consent from Party A;

6.1.3    Timely notify Party A of any events or any received notices which may affect Party B and Party C’s equity interest or any part of its right, and any events or any received notices which may change Party B and Party C’s any covenant and obligation under this Agreement or which may affect Party B and Party C’s performance of its obligations under this Agreement.

6.2    Party B and Party C agrees that Party A‘s right of exercising the Pledge obtained from this Agreement shall not be suspended or hampered through legal procedure by Party B and Party C or any successors of Party B and Party C or any person authorized by Party B and Party C or any other person.

6.3    Party B and Party C warrants to Party A that in order to protect or perfect the security over the payment of the technical consulting and service fees under the Service Agreement, Party B and Party C shall execute in good faith and cause other parties who have interests in the pledge to execute all the title certificates, contracts, and or perform and cause other parties who have interests to take action as required by Party A and make access to exercise the rights and authorization vested in Party A under this Agreement.

6.4    Execute all the documents with respect to the changes of certificate of equity interests with Party A or the person (natural person or legal entity) designed by Party A, and provides all the notices, orders and decisions regarded as necessary by Party A with Party A within the reasonable time.

6.5    Party B and Party C warrants to Party A that Party B and Party C will comply with and perform all the guarantees, covenants, agreements, representations and conditions for the benefits of Party A. Party B and Party C shall compensate all the losses suffered by Party A for the reasons that Party B and Party C does not perform or fully perform their guarantees, covenants, agreements, representations and conditions.

7.    Event Of Default

7.1    The following events shall be regarded as the event of default:

7.1.1    GCH fails to make full payment of the exclusive technical consulting and service fees and software license fees as scheduled under the Service Agreement; or fails to perform the obligation of “Trademark License Agreement” or “Business Operation Agreement“.

7.1.2    Party B and Party C makes any material misleading or fraudulent representations or warranties under Article 5 herein, and/or Party B and Party C is in violation of any warranties under Article 6 herein;

7.1.3    Party B and Party C violate the covenants under any of the Articles herein;

7.1.4    Party B and Party C waives the pledged equity interests or transfers or assigns the pledged equity interests without prior written consent from Party A;

7.1.5    Party B and Party C’s any external loan, security, compensation, covenants or any other compensation liabilities (1) are required to be repaid or performed prior to the scheduled date; or (2) are due but can not be repaid or performed as scheduled and thereby cause Party A to deem that Party B and Party C’s capacity to perform the obligations herein is affected;

7.1.6    This Agreement is illegal for the reason of the promulgation of the related laws or Party B and Party C’s incapability of continuing to perform the obligations herein;

7.1.7    Any approval, permits, licenses or authorization from the competent authority of the government needed to perform this Agreement or validate this Agreement are withdrawn, suspended, invalidated or materially amended;

7.1.8    The property of Party B and Party C is adversely changed and cause Party A deem that the capability of Party B and Party C to perform the obligations herein is affected;

7.1.9    The successors or assignees of the GCH are only entitled to perform a portion of or refuse to perform the payment liability under the Service Agreement;

7.1.10    The default resulted in the action or inaction of Pledgor’s breaching the other Articles of this Agreement;

7.1.11    Other circumstances whereby Party A is incapable of exercising the right to dispose the Pledge in accordance with the related laws.

7.2    Party B and Party C shall immediately give a written notice to Party A if Party B and Party C is aware of or find that any event under Article 7.1 herein or any events that may result in the foregoing events have happened or is going on.

7.3    Unless the event of default under Article 7.1 herein has been solved to Party A‘s satisfaction, Party A, at any time when the event of default happens or thereafter, may give a written notice of default to Party B and Party C and require Party B and Party C to immediately make full payment of the overdue service fees and software license under the Service Agreement and other payables or perform the obligation of “Trademark License Agreement” or “Business Operation Agreement“, or dispose the Pledge in accordance with Article 8 herein.

8.    Exercise Of The Right Of The Pledge

8.1    In case GCH does not fully repay the aforesaid technical service fees and software license fees of the Service Agreement, and does fully perform the obligations of

“Trademark License Agreement” and “Business Operation Agreement“, Party B and Party C shall not transfer or assign the pledge without prior written approval from Party A prior to the full repayment of the consulting and service fee under the Service Agreement. Unless the two parties have agreed otherwise.

8.2    Subject to Article 7, Party A may exercise the right to dispose the Pledge when Party A gives a notice of default.

8.3    Party A is entitled to have priority in receiving payment by the evaluation or proceeds from the auction or sale of whole or part of the equity interests pledged herein in accordance with legal procedure until the outstanding consulting and service fees and all other payables under the Service Agreement are repaid.

8.4    Party B and Party C shall not hinder Party A from disposing the Pledge in accordance with this Agreement and shall give necessary assistance so that Party A could realize his Pledge.

9.    Transfers Or Assignment

9.1    Party B and Party C shall not donate or transfer his rights and obligations herein without prior consent from Party A.

9.2    This Agreement shall be binding upon Party B and Party C and his successors and be effective to Party A and his each successor and assignee.

9.3    Party A may transfer or assign his all or any rights and obligations under the Service Agreement to any individual (natural person or legal entity) at any time. In this case, the assignee shall enjoy and undertake the same rights and obligations herein of Party A as if the assignee is a party hereto. When Party A transfers or assigns the rights and obligations under the Service Agreement, at the request of Party A, Party B and Party C shall execute the relevant agreements and/or documents with respect to such transfer or assignment.

9.4    After Party A‘s change resulting from the transfer or assignment, the new parties to the pledge shall enter into a pledge agreement.

10.    Termination

10.1    This Agreement shall not be terminated until the following conditions are met:

(1)    All the consulting and service fees and software license fees under the Service Agreement are paid off (2) GCH has fully perform all the obligations under “Trademark License Agreement” and “Business Operation Agreement”, or the aforesaid obligations are terminated. And (3) GCH does not perform the obligations under “Trademark License Agreement” and “Business Operation Agreement “.

In case the agreement is terminated, Party A shall cancel or terminate this Agreement within reasonable time as soon as practicable.

11.    Formalities Fees And Other Charges

11.1    Party B and Party C shall be responsible for all the fees and actual expenditures in relation to this Agreement including but not limited to legal fees, cost of production, stamp tax and any other taxes and charges. If Party A pays the relevant taxes in accordance with the laws, Party B and Party C shall fully indemnify such taxes paid by Party A.

11.2    Party B and Party C shall be responsible for all the fees (including but not limited to any taxes, formalities fees, management fees, litigation fees, attorney’s fees, and various insurance premiums in connection with disposition of Pledge) incurred by Party B and Party C for the reason that Party B and Party C fails to pay any payable taxes, fees or charges in accordance with this Agreement; or Party A has recourse to any foregoing taxes, charges or fees by any means for other reasons.

12.    Force Majeure

12.1    force majeure, which includes acts of governments, acts of nature, fire, explosion, typhoon, flood, earthquake, tide, lightning, war, means any unforeseen events beyond the prevented party’s reasonable control and cannot be prevented with reasonable care. However, any shortage of credit, capital or finance shall not be regarded as an event beyond a Party’s reasonable control. The Pledge affected by force majeure shall notify the other party of exemption promptly;

12.2    In the event that the affected party is delayed in or prevented from performing its obligations under this Agreement by force majeure, only within the scope of such delay or prevention, the affected party will not be responsible for any damage by reason of such a failure or delay of performance. The affected party shall take appropriate means to minimize or remove the effects of force majeure and attempt to resume performance of the obligations delayed or prevented by the event of force majeure. After the event of force majeure is removed, both parties agree to resume the performance of this Agreement with their best efforts.

13.    Dispute Resolution

13.1    This Agreement shall be governed by and construed in accordance with the PRC law.

13.2    Any dispute, tangle or claim arising from the agreement or relating with the agreement (including any issue relating with the existence, validity or termination of the agreement) should be submitted to PRC International Economic and Trade Arbitration Commission (the “Arbitration Commission”). Arbitration Commission shall conduct arbitration in accordance with the current effective rules of arbitration application. The arbitration award shall be final and binding upon both parties.

13.3    Arbitration place shall be in Beijing, PRC.

13.4    Arbitration language shall be English.

13.5    The court of arbitration shall compose of three arbitrators. Both parties should respectively appoint an arbitrator, the chairman of the court of arbitration shall be appointed by both parties through consultation. In case both parties do not coincide in opinion of the person selected for the chief arbitrator within twenty days from the date of their respectively appoint a arbitrator, the director of Arbitration Commission shall have right to appoint the chief arbitrator.

13.6    both parties agreed that the court of arbitration established according to the regulation shall have right to provide actually performed relief on the proper situation according with PRC Law (including but not being limited to Law of Contract of the People’s Republic of PRC). For the avoidance of doubt, both parties further that any court having jurisdiction (including PRC Court) shall carry out the arbitral award of actual performance issued by the court of arbitration.

13.7    Both parties agreed to conduct arbitration in accordance with this regulation, and irrepealably abstain the right to appeal, reexamine or prosecute to national court or other administration of justice in any form, and the precondition shall be that the aforesaid waiver is effective. However the waiver of both parties does not include any post-arbitration injunction, post-arbitration distress warrant or other command issued by any court having jurisdiction (including PRC Court) for terminating the arbitration procedure or carrying out any arbitral award.

14.    Notice

14.1    Any notice, which is given by the parties hereto for the purpose of performing the rights, duties and obligations hereunder, shall be in writing form (including fax and telex). Where such notice is delivered personally, the time of notice is the time when such notice actually reaches the addressee; where such notice is transmitted by telex or facsimile, the notice time is the time when such notice is transmitted. If such notice does not reach the addressee on business date or reaches the addressee after the business time, the next business day following such day is the date of notice. The delivery place is the address first written above of the parties hereto or the address advised in writing including facsimile and telex from time to time.

15.    Appendices

15.1    The appendices to this Agreement are entire and integral part of this Agreement.

16.    Effectiveness

16.1    This agreement and any amendments, modification, supplements, additions or changes hereto shall be in writing and come into effect upon being executed and sealed by the parties hereto.

16.2    This Agreement is executed by Chinese in duplicate, and each party holds one copy and each copy and the copies shall have the same legal effect.

In witness whereof the parties hereto have caused this Agreement to be duly executed on their behalf by a duly authorized representative as of the Effective Date first written above.

Party A:    eLongNet Information Technology (Beijing) Co., Ltd.

Signature of Authorized Representative:

Official Seal:    /s/                                                         /s/

Party B:    Beijing eLong Information Technology Co., Ltd

Signature of Authorized Representative:

Official Seal:    /s/                                                         /s/

Party C:    Beijing eLong Airline Services Co., Ltd.

Signature of Authorized Representative:

Official Seal:    /s/                                                         /s/

Appendices

1.    Register of Shareholders of General Chinese Reservation Network Ltd.

2.    Certificate of Capital Contribution of General Chinese Reservation Network Ltd.

3.    Services Agreement

4.    Trademark License Agreement

5.    Business Operation Agreement